AMENDMENT NO. 1
                                      TO
                         AGREEMENT AND PLAN OF MERGER


      This Amendment No. 1 (the "Amendment") to Agreement and Plan of Merger by and among META Group, Inc. ("META"), MG Acquisition Corporation ("Acquisition Sub") and The Sentry Group, Inc. ("SENTRY") dated as of September 23, 1998 (the "Agreement"):

                                 WITNESSETH:

      WHEREAS, each of the parties hereto is a party to the Agreement; and

      WHEREAS, each of META, Acquisition Sub and SENTRY desires to amend the Agreement as set forth below to permit the Closing Date to be October 20, 1998 and to provide for an additional Currently Exercisable Warrant to purchase one share of META Common for each Former SENTRY Holder;

      NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Amendment, in accordance with Section 10.6 of the Agreement each of META, Acquisition Sub and SENTRY hereby agrees as follows:


                                  ARTICLE I

                           AMENDMENTS TO AGREEMENT

      1.1 Amendment to Section 6.1 of the Agreement. Each of the parties hereto hereby agrees to amend Section 6.1 of the Agreement by substituting "October 20, 1998" in the first sentence of Section 6.1 in lieu of "October 21, 1998."

      1.2 Amendment regarding Additional Currently Exercisable Warrant. Notwithstanding Section 2.3(a)(2)(A) and Section 2.5 of the Agreement, META hereby agrees to aggregate all fractional Currently Exercisable Warrants which result from the calculation of Currently Exercisable Warrants to be issued as Initial Consideration in accordance with Section 2.3(a)(2)(A) of the Agreement, and in exchange for such resultant fractional Currently Exercisable Warrants, META hereby agrees to increase the number of Currently Exercisable Warrants to be issued to each Former SENTRY Holder pursuant to Section 2.3(a)(2)(A) of the Agreement by one Currently Exercisable Warrant for each such Former Sentry Holder.

                                  ARTICLE II

                                MISCELLANEOUS

      2.1 Ratification/Confirmation of Agreement. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

      2.2 Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Agreement.

      2.3 Assignment. Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned by any of the parties without the prior written consent of the other parties.

      2.4 Headings and Captions. The headings and captions in this Amendment are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment.

      2.5  Counterparts.   This  Amendment  may  be  executed  in  two  or  more
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      2.6 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and may be enforced by, each of the parties to this Amendment and their successors and assigns.

      2.7 Governing Law. This Amendment shall be governed by and construed, interpreted, and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

      2.8 Counterparts; Facsimile Signatures. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. For the purposes of executing this Amendment, (a) a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document; (b) the signature of any party on such document shall be considered as an original signature; (c) the document transmitted (or the document of which the page containing the signature or signatures of one of more parties is transmitted) shall have the same effect as a counterpart thereof containing original signatures; and (d) at the request of a party, each party who executed a document and transmitted such document by facsimile machine or telecopier, shall provide such original document to the other party. No party may raise as a defense to the enforcement of this Amendment, that a facsimile machine or telecopier was used to transmit a signature of that party or another party on the Amendment.

      IN WITNESS WHEREOF, each of META, Acquisition Sub and Sentry have caused this Amendment to be duly executed and delivered as of October 20, 1998.


                  META GROUP, INC.

                  By:  /s/Bernard F. Denoyer
                       -----------------------------
                  Name: Bernard F. Denoyer
                  Title:CFO, SVP-Finance, Secretary and Treasurer


                  MG ACQUISITION CORPORATION

                  By:  /s/Bernard F. Denoyer
                       ------------------------------
                  Name: Bernard F. Denoyer
                  Title:Vice President


                  THE SENTRY GROUP, INC.

                  By:  /s/Allan Shriber
                       ------------------------------
                  Name: Allan Shriber
                  Title:Treasurer